UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 4, 2022

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

001-36388

(Commission File Number)

PA	23-2391852
(State or other jurisdiction of incorporation)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania 18503-1848

(Address of principal executive offices)                            (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $2.00 par value	PFIS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

On March 4, 2022, Elisa Zúñiga Ramirez accepted an appointment to the board of directors of Peoples Financial Services Corp. (the “Company”). Upon the recommendation of its nominating and governance committee, the board of directors of the Company approved an increase in the number of directors constituting the entire board from seven to eight, and approved the appointment of Ms. Ramirez, subject to her acceptance, to fill the vacancy created by such increase. Ms. Ramirez has been appointed to the class of directors whose terms will expire at the Company’s 2023 annual meeting of shareholders. Ms. Ramirez is expected to be named to the board of directors of the Company’s banking subsidiary but, as of the date of this report, no expectations about her membership on any board committees have been set.

As a non-employee director, Ms. Ramirez will be eligible to participate in the Company’s standard compensation arrangements for non-employee directors, including an annual retainer, meeting attendance fees and supplemental life insurance. Currently, all non-employee directors receive a cash retainer of $20,000 and a stock award of $15,000 per year. Each non-employee director receives $1,000 for attendance at each board meeting, $500 for each committee meeting, and $300 for each branch meeting. Committee chairs may receive additional retainers and fees.

All non-employee directors are eligible for a supplemental life insurance benefit, subject to medical underwriting acceptance. The director life insurance benefit of up to $100,000 per participating director is provided through a single premium bank-owned life insurance. Participating directors are not required to pay any premiums on the life insurance policy.

Ms. Ramirez was not selected as a director pursuant to any arrangement or understanding between she and any other persons. The Company has not been a participant in any transaction, and there is no currently proposed transaction in which the Company would be a participant, in which Ms. Ramirez or any of her related persons had or would have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Craig W. Best
Craig W. Best
Chief Executive Officer
(Principal Executive Officer)

Date: March 9, 2022